For Immediate Release

Hagerty Reports Full Year 2025 Results
Provides 2026 Growth Outlook

Full year 2025 Highlights
•Total Revenue increased 17% to $1,456 million
•Written Premium increased 14% to $1,194 million
•Added a record 371,000 new members in 2025
•Marketplace revenue increased 119% to $119 million
•Income before taxes increased 49% to $139 million
•Net Income increased 91% to $149 million
•Adjusted EBITDA increased 46% to $237 million
•Basic and Diluted Earnings Per Share was $0.41 and $0.37, respectively
•2026 Outlook for sustained Written Premium growth of 15% to 16%

TRAVERSE CITY, MI, February 26, 2026 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY), an automotive enthusiast brand and leading specialty vehicle insurance provider, announced today financial results for the three and twelve months ended December 31, 2025.

“2025 was a standout year for Hagerty, defined by accelerating momentum and record new business count. Top-line gains of 17% were fueled by written premium growth of 14%, and we efficiently converted this revenue into a 91% surge in net income. We also reinvested significantly in our business, including our technology transformation, the launch of Enthusiast+, the roll-out of State Farm to 27 states, as well as our Marketplace expansion into Europe,” said McKeel Hagerty, Chief Executive Officer and Chairman of Hagerty.

“In 2026, we will continue to invest back into our member-centric model to drive durable, compounding growth, with written premiums expected to increase 15% to 16%. 2026 also marks a major milestone for Hagerty as we move to a 100% quota share with our long-term partner, Markel. We believe this evolution, combined with our technology-led efficiency initiatives, positions us to generate even higher rates of underlying profit growth and cash flow for our shareholders over the coming years,” added Mr. Hagerty.

FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL HIGHLIGHTS

•Fourth quarter 2025 Total Revenue increased 19% year-over-year to $357 million, and full year 2025 Total Revenue increased 17% year-over-year to $1,456 million
•Fourth quarter 2025 Written Premium increased 19% year-over-year to $259 million, and full year 2025 Written Premium increased 14% year-over-year to $1,194 million
•Fourth quarter 2025 Commission and fee revenue increased 18% year-over-year to $106 million, and full year 2025 Commission and fee revenue increased 15% year-over-year to $486 million
•Policies in Force Retention was 88.7% as of December 31, 2025 compared to 89.0% in the prior year period, and total insured vehicles increased 9% year-over-year to 2.8 million
•Fourth quarter 2025 Earned Premium increased 14% year-over-year to $193 million, and full year 2025 Earned Premium increased 13% year-over-year to $727 million
•Fourth quarter 2025 Marketplace revenue increased 80% year-over-year to $29 million, and full year 2025 Marketplace revenue increased 119% year-over-year to $119 million
•The increase was primarily due to growth in private sales and additional auctions with the Company’s expansion into Europe
•Fourth quarter 2025 Membership and other revenue increased 8% year-over-year to $19 million, and full year 2025 Membership and other revenue increased 4% year-over-year to $82 million
•Hagerty Drivers Club (HDC) paid members increased 6% year-over-year to approximately 930,000 compared to 876,000
•Fourth quarter 2025 Net investment income was $10 million, an increase of 7% year-over-year.
•Fourth quarter 2025 Income before taxes increased 186% year-over-year to $40 million, and full year 2025 Income before taxes increased 49% year-over-year to $139 million
•Fourth quarter 2025 Income before tax margin increased by approximately 650 bps, and full year 2025 margin increased by approximately 200 bps compared to the prior year periods
•Fourth quarter 2025 Loss Ratio was 31.4% compared to 42.8% in the prior year period. Full year 2025 Loss Ratio was 39.3% compared to 46.4% in the prior year period
•Full year 2025 Combined Ratio for Hagerty Re was 86.6% compared to 94.1% in the prior year period
•Fourth quarter 2025 and full year 2025 loss expense includes a $21 million reduction in reserves, primarily related to favorable development for the 2024 accident year and improvement in current accident year experience (10.6 percentage points impact to combined ratio in the fourth quarter and 2.8 percentage points for the full year)
•Full year 2025 Salary and benefits increased 19% due to higher accrued incentive compensation reflecting stronger performance in 2025 compared to the prior year period when accruals were negatively impacted by hurricane activity
•Full year 2025 General and administrative expenses increased 15% due to an increase in professional fees related to the secondary offering, the Markel Fronting Arrangement and Marketplace expansion into Europe, as well as software-related costs
•Full year 2025 Depreciation and amortization was $38 million compared to $39 million in the prior year period

•Full year 2025 Interest expense and other, net was $41 million of expense, which included a $32 million expense related to a change in our TRA liability and $8 million of interest expense.
•Fourth quarter 2025 Net Income increased 238% year-over-year to $29 million, and full year 2025 Net Income increased 91% year-over-year to $149 million
•Fourth quarter Income tax expense of $11 million, and full year 2025 Income tax benefit of $10 million which included the release of a portion of the valuation allowance against our deferred tax assets which decreased taxes by $42 million for the year.
•Fourth quarter 2025 Adjusted EBITDA (a non-GAAP measure) increased 97% year-over-year to $57 million, and full year 2025 Adjusted EBITDA increased 46% year-over-year to $237 million
•Fourth quarter 2025 Adjusted Earnings Per Share (a non-GAAP measure) was $0.08, and full year 2025 Adjusted Earnings Per Share was $0.37
•Fourth quarter 2025 Basic and Diluted Earnings Per Share were $0.06, and full year 2025 Basic and Diluted Earnings Per Share was $0.41 and $0.37, respectively
•The Company ended the quarter with $160 million of unrestricted cash and $178 million of total debt, $68 million of which was back leverage for Broad Arrow Capital’s portfolio of loans collateralized by collector cars
The definitions and reconciliations of non-GAAP financial measures are provided under the heading Key Performance Indicators and Certain Non-GAAP Financial Measures at the end of this press release.

2026 OUTLOOK - SUSTAINED COMPOUNDING GROWTH
We believe 2026 is on track to be another great year for Hagerty as our team executes on our long-term plan to deliver compounding premium growth through investing in our long-term competitive advantages with a member-centric approach. In 2026, we will move to a 100% quota share arrangement with our long-term partner, Markel, where we retain 100% of the premium and risk from our high quality, low volatility underwriting. We also remain focused on delivering this growth more efficiently through the benefits of scale, continued cost discipline, and investments in our technology platform.

•For full year 2026, Hagerty anticipates:
◦Written Premium growth of 15% to 16%
◦Total Revenue change of (12)% to (11)%, as Markel related commission revenue is eliminated under the new fronting arrangement1
◦Net Income of $(51) million to $(41) million, including ~$190 million of pre-tax Markel fronting arrangement transition costs2
◦Adjusted EBITDA of $236 million to $247 million

		2026 Outlook ($)		2026 Outlook (%)
in thousands	2025 Results	Low End	High End	Low End	High End
Total Written Premium	$1,193,548	$1,373,000	$1,385,000	15%	16%
Total Revenue[1]	$1,456,389	$1,280,000	$1,300,000	(12)%	(11)%
Net Income (Loss)[2,3]	$149,225	$(51,000)	$(41,000)	N/M	N/M
Adjusted EBITDA[4]	$236,791	$236,000	$247,000	—%	4%

1    Revenue guidance reflects the accounting impact of the Markel Fronting Arrangement. Beginning in 2026, we now control the Markel book of business with the benefit of our MGA services received by Hagerty Re and not Markel. As a result commission revenue and the associated ceding commission expense for policies issued through the Markel Fronting Arrangement will be eliminated in consolidation. Although we expect the arrangement to result in increased profitability (as reflected in Adjusted EBITDA), reported commission revenue and ceding commission expense will be significantly lower than prior periods, affecting period-to-period comparability. 2025 commission revenue associated with our alliance agreement with Markel was $437 million and ceding commission expense related to the Company’s reinsurance quota share agreement with Markel was $344 million in 2025.
2    The projected Net Loss includes approximately $190 million of transitional, non-cash costs related to the Markel Fronting Arrangement representing deferred ceding commissions paid to Markel in 2025 for policies written prior to January 1, 2026, which will be fully amortized ratably over the remaining term of those policies throughout 2026. This amortization will decline from approximately $90 million in Q1 2026 to approximately $10 million in Q4 2026 as 2025 policies expire. Excluding these transitional costs, we expect 2026 to reflect underlying profitability improvement.
3    Full year 2025 Net Income includes (i) the benefit from the $42 million release of a portion of our valuation allowance, partially offset by a $32 million loss related to the change in value of the TRA liability; and (ii) a $21 million reduction in reserves in the fourth quarter, primarily related to favorable development for the 2024 accident year and improvement in current accident year experience.
4    See Non-GAAP Financial Measures below for additional information regarding this non-GAAP financial measure.
N/M = Not meaningful

Conference Call Details

Hagerty will hold a conference call to discuss the financial results on Thursday, February 26, 2026 10:00 am Eastern Time. A webcast of the conference call, including its Investor Presentation highlighting full year 2025 financial results, will be available on Hagerty’s investor relations website at investor.hagerty.com. The dial-in for the conference call is (877) 423-9813 (toll-free) or (201) 689-8573 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at investor.hagerty.com following the call.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. All statements we provide, other than statements of historical fact, are forward-looking statements, including those regarding Hagerty’s future operating results and financial position, Hagerty’s business strategy and plans, products, services, and technology implementations, market conditions, growth and trends, expansion plans and opportunities, and Hagerty’s objectives for future operations. The words "anticipate," "believe," "envision," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," "ongoing," "contemplate," and similar expressions, and the negatives of these expressions, are intended to identify forward-looking statements.

Hagerty has based these forward-looking statements largely on current expectations about future events, which may not materialize. Actual results could differ materially and adversely from those anticipated or implied in forward-looking statements. These factors include, among other things, Hagerty’s ability to: (i) compete effectively within Hagerty’s industry and attract and retain insurance policyholders and paid Hagerty Drivers Club ("HDC") subscribers; (ii) maintain key strategic relationships with Hagerty’s insurance distribution and underwriting carrier partners; (iii) prevent, monitor, and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages, or other issues with Hagerty’s technology platforms or use of third-party services; (v) accelerate the adoption of Hagerty’s membership and marketplace products and services, as well as any new insurance programs and products offered; (vi) successfully implement the fronting arrangement consummated with Markel and realize the anticipated benefits while also managing the increased exposure to underwriting volatility, catastrophes, reinsurance counterparty risk, and legal, compliance, and regulatory risks resulting from the shift to Hagerty Re assuming 100% of the risk for policies written through this arrangement; (vii) underwrite and price new products, including Enthusiast+, consistent with expected loss ratios and risk tolerances; (viii) execute Broad Arrow’s private sale, auction, and financing strategies; (ix) manage the cyclical nature of the insurance business and broader macroeconomic conditions, including inflation, interest rates, and potential recessionary pressures; (x) achieve Hagerty’s investment objectives and avoid losses in the investment portfolio; (xi) address unexpected increases in the frequency or severity of claims, including catastrophe losses; and (xii) comply with numerous laws and regulations applicable to Hagerty’s business, including without limitation state, federal, and foreign laws relating to insurance and rate increases, privacy and cybersecurity, marketing and advertising, digital services, accounting matters, tax, anti-money laundering, and economic sanctions.

The forward-looking statements in this release represent Hagerty’s views as of the date hereof. You should not rely on forward-looking statements as predictions of future events. We operate in a very competitive and rapidly changing environment and new risks emerge from time to time. This presentation should be read in conjunction with the information included in filings with the SEC and press releases. Understanding the information contained in these filings is important in order to fully understand Hagerty’s reported financial results and business outlook for future periods. In addition, this presentation contains certain “non-GAAP financial measures”. The non-GAAP measures are presented for supplemental informational purposes only. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP are provided in the appendix to this presentation.

About Hagerty, Inc. (NYSE: HGTY)

Hagerty is a company built by drivers for drivers, protecting 2.8 million vehicles in the United States, Canada and the UK. We make it easier and more enjoyable for car enthusiasts to drive and celebrate the machines they love through innovative vehicle insurance products, live and digital auctions, engaging media and events, and the Hagerty Drivers Club, the world’s largest membership community of car lovers.
For more information, please visit www.hagerty.com or www.newsroom.hagerty.com. Never Stop Driving®.

Hagerty Investor Contact: Jay Koval, investor@hagerty.com
Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Category: Financial

Source: Hagerty

Hagerty, Inc.
Consolidated Statements of Operations

	Three months ended December 31,
	2025	2024	$ Change	% Change

REVENUES:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$105,699	$89,423	$16,276	18.2%
Earned premium, net	192,547	168,407	24,140	14.3%
Marketplace revenue	28,871	16,048	12,823	79.9%
Membership and other revenue	19,274	17,853	1,421	8.0%
Net investment income	10,022	9,329	693	7.4%
Net investment gains	913	412	501	121.6%
Total revenue	357,326	301,472	55,854	18.5%
EXPENSES:
Losses and loss adjustment expenses	60,425	72,078	(11,653)	(16.2)%
Ceding commissions, net	89,405	79,842	9,563	12.0%
Sales expense	58,524	43,732	14,792	33.8%
Salaries and benefits	72,312	60,462	11,850	19.6%
General and administrative expenses	25,313	20,432	4,881	23.9%
Depreciation and amortization	9,790	9,147	643	7.0%
Interest expense and other, net	1,857	1,878	(21)	(1.1)%
Total expenses	317,626	287,571	30,055	10.5%
INCOME BEFORE TAXES	39,700	13,901	25,799	185.6%
Income tax expense	(11,141)	(5,461)	(5,680)	(104.0)%
NET INCOME	28,559	8,440	20,119	238.4%
Net income attributable to non-controlling interest	(19,733)	(5,335)	14,398	269.9%
Accretion of Series A Convertible Preferred Stock	(1,902)	(1,875)	27	1.4%
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$6,924	$1,230	$5,694	462.9%

Earnings per share of Class A Common Stock:
Basic	$0.06	$0.01
Diluted	$0.06	$0.01

Weighted average shares of Class A Common Stock outstanding:
Basic	100,570	90,032
Diluted	102,321	90,032

Hagerty, Inc.
Consolidated Statements of Operations

	Year ended December 31,
	2025	2024	$ Change	% Change

REVENUES:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$486,376	$423,240	$63,136	14.9%
Earned premium, net	726,726	643,324	83,402	13.0%
Marketplace revenue	119,199	54,549	64,650	118.5%
Membership and other revenue	82,376	78,925	3,451	4.4%
Net investment income	38,648	39,249	(601)	(1.5)%
Net investment gains	3,064	2,223	841	37.8%
Total revenue	1,456,389	1,241,510	214,879	17.3%
EXPENSES:
Losses and loss adjustment expenses [1]	285,394	298,593	(13,199)	(4.4)%
Ceding commissions, net	337,087	301,719	35,368	11.7%
Sales expense	258,202	190,523	67,679	35.5%
Salaries and benefits	263,587	221,463	42,124	19.0%
General and administrative expenses	94,517	82,504	12,013	14.6%
Depreciation and amortization	37,524	38,905	(1,381)	(3.5)%
Gain related to divestiture	—	(87)	87	N/M
Loss related to warrant liabilities, net	—	8,544	(8,544)	N/M
Interest expense and other, net [2]	40,896	5,664	35,232	N/M
Total expenses	1,317,207	1,147,828	169,379	14.8%
INCOME BEFORE TAXES	139,182	93,682	45,500	48.6%
Income tax benefit (expense) [3]	10,043	(15,379)	25,422	165.3%
NET INCOME	149,225	78,303	70,922	90.6%
Net income attributable to non-controlling interest	(100,207)	(61,286)	38,921	63.5%
Accretion of Series A Convertible Preferred Stock	(7,555)	(7,427)	128	1.7%
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$41,463	$9,590	$31,873	332.4%

Earnings per share of Class A Common Stock:
Basic	$0.41	$0.10
Diluted	$0.37	$0.10

Weighted average shares of Class A Common Stock outstanding:
Basic	94,404	87,529
Diluted	346,973	88,504

N/M = Not meaningful

1 Includes a $21 million reduction in reserves, primarily related to favorable development for the 2024 accident year and improvement in current accident year experience.
2 Includes a $32 million loss related to changes in the value of the TRA liability.
3 Includes $42 million benefit related to the release of a portion of the valuation allowance.

Hagerty, Inc.
Consolidated Balance Sheets

	December 31,
	2025	2024

ASSETS	in thousands (except share amounts)
Fixed maturity securities available-for-sale, at fair value (amortized cost: $687,813 in 2025, $578,669 in 2024)	$696,271	$577,688
Equity securities, at fair value	34,871	11,839
Total investments	731,142	589,527
Cash and cash equivalents	160,177	104,784
Restricted cash and cash equivalents	138,823	128,061
Accounts receivable	96,205	84,763
Commissions receivable	28,904	20,430
Premiums receivable	180,529	153,748
Deferred acquisition costs, net	179,224	156,466
Reinsurance recoverables	15,296	11,927
Prepaid reinsurance premiums	21,950	18,521
Notes receivable	113,887	56,972
Intangible assets, net	88,915	90,107
Goodwill	114,164	114,123
Deferred tax assets	43,011	—
Other assets	181,749	179,909
TOTAL ASSETS	$2,093,976	$1,709,338
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$111,947	$58,892
Advance premiums and due to insurers	123,217	108,352
Losses payable	95,353	98,386
Reserves for unpaid losses and loss adjustment expenses	168,851	168,492
Unearned premiums	412,058	357,539
Ceding commissions payable	86,165	77,389
Debt, net	177,907	105,760
Contract liabilities	46,450	47,239
Deferred tax liability	23,489	18,065
Tax receivable agreement liability	39,829	2,180
Other liabilities	61,684	58,875
TOTAL LIABILITIES	1,346,950	1,101,169
Commitments and Contingencies	—	—
TEMPORARY EQUITY
Preferred stock, $0.0001 par value (20,000,000 shares authorized, 8,483,561 Series A Convertible Preferred Stock issued and outstanding as of December 31, 2025 and December 31, 2024) [1]	86,618	84,663
STOCKHOLDERS' EQUITY
Class A Common Stock, $0.0001 par value (500,000,000 shares authorized, 100,706,893 and 90,032,391 issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)	10	9
Class V Common Stock, $0.0001 par value (300,000,000 authorized, 241,552,156 and 251,033,906 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)	24	25
Additional paid-in capital	623,013	603,780
Accumulated earnings (deficit)	(402,960)	(451,978)
Accumulated other comprehensive income (loss)	1,229	(1,514)
Total stockholders' equity	221,316	150,322
Non-controlling interest	439,092	373,184
Total equity	660,408	523,506
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$2,093,976	$1,709,338

1 The Series A Convertible Preferred Stock is recorded within Temporary Equity because it has equity conversion and cash redemption features.

Hagerty, Inc.
Consolidated Statements of Cash Flows

	Year ended December 31,
	2025	2024

OPERATING ACTIVITIES:	in thousands
Net income	$149,225	$78,303
Adjustments to reconcile net income to net cash from operating activities:
Loss on disposals of equipment, software, and other assets	1,912	500
Loss related to warrant liabilities, net	—	8,544
Change in TRA Liability	32,235	1,602
Depreciation and amortization	37,524	38,905
Provision for deferred taxes	(34,503)	2,929
Share-based compensation expense	18,908	17,357
Non-cash lease expense	8,911	8,053
Net investment gains	(3,064)	(2,223)
(Accretion) amortization of discount and premium, net	(4,146)	(3,386)
Other	1,297	3,698
Changes in assets and liabilities:
Accounts, commissions, and premiums receivable	(62,595)	26,498
Deferred acquisition costs, net	(22,758)	(14,829)
Reinsurance recoverables	(3,369)	(9,144)
Prepaid reinsurance premiums	(3,429)	(8,047)
Advance premiums and due to insurers	14,175	8,418
Losses payable	(3,033)	36,385
Reserves for unpaid losses and loss adjustment expenses	359	31,985
Unearned premiums	54,519	40,264
Ceding commissions payable	8,776	(31,350)
Other assets and liabilities, net	28,042	(57,438)
Net Cash Provided by Operating Activities	218,986	177,024
INVESTING ACTIVITIES:
Capital expenditures	(24,535)	(21,344)
Acquisitions, net of cash acquired, and other investments	(1,619)	(25,120)
Issuance of notes receivable	(74,714)	(65,770)
Collection of notes receivable	37,733	59,788
Purchases of fixed maturity securities	(333,050)	(669,452)
Purchases of equity securities	(21,890)	(10,861)
Proceeds from maturities and sales of fixed maturity securities	229,899	113,216
Other investing activities	2,979	979
Net Cash Used in Investing Activities	(185,197)	(618,564)
FINANCING ACTIVITIES:
Repayments of debt	(187,881)	(90,775)
Proceeds from debt, net of issuance costs	257,191	61,972
Distributions paid to non-controlling interest unit holders	(30,257)	(6,683)
Payment of Series A Convertible Preferred Stock dividends	(5,600)	(5,600)
Funding of TRA Liability payments	(223)	—
Funding of employee tax obligations upon vesting of share-based payments	(3,854)	(5,836)
Other financing activities	552	—
Net Cash Provided by (Used in) Financing Activities	29,928	(46,922)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	2,438	(2,969)

Change in cash and cash equivalents and restricted cash and cash equivalents	66,155	(491,431)
Beginning cash and cash equivalents and restricted cash and cash equivalents	232,845	724,276
Ending cash and cash equivalents and restricted cash and cash equivalents	$299,000	$232,845

Key Performance Indicators and Certain Non-GAAP Financial Measures

Key Performance Indicators

The tables below present a summary of our Key Performance Indicators, which include important operational metrics, as well as certain financial measures prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and non-GAAP financial measures. We use these Key Performance Indicators to evaluate our business, measure our performance, identify trends against planned initiatives, prepare financial projections, and make strategic decisions. We believe these Key Performance Indicators are useful in evaluating our performance when read together with our Consolidated Financial Statements prepared in accordance with GAAP.

	Year ended December 31,
	2025	2024	Change

GAAP Financial Measures	dollars in thousands (except per share amounts)
Total Revenue [1]	$1,456,389	$1,241,510	$214,879	17.3%
Income before taxes	$139,182	$93,682	$45,500	48.6%
Net Income	$149,225	$78,303	$70,922	90.6%
Basic Earnings Per Share	$0.41	$0.10	$0.31	N/M
Diluted Earnings Per Share	$0.37	$0.10	$0.27	N/M

Non-GAAP Financial Measures
Adjusted EBITDA	$236,791	$161,662	$75,129	46.5%
Adjusted Net Income	$132,577	$76,204	$56,373	74.0%
Adjusted Diluted EPS	$0.37	$0.21	$0.16	76.2%

Insurance Operational Metrics
Total Written Premium	$1,193,548	$1,044,492	$149,056	14.3%
Hagerty Re Loss Ratio	39.3%	46.4%	(7.1)%	N/M
Hagerty Re Combined Ratio	86.6%	94.1%	(7.5)%	N/M
New Business Count — Insurance	371,203	278,556	92,647	33.3%

Marketplace Operational Metrics
Aggregate Auction Sales	$278,694	$178,199	$100,495	56.4%
Net Auction Sales	$252,363	$163,312	$89,051	54.5%
Private Sales	$286,763	$77,281	$209,482	271.1%
BAC Average Loan Portfolio	$85,468	$65,045	$20,423	31.4%

N/M = Not meaningful

1    Total Revenue for 2024 has been recast to include Net investment income and Net investment gains as components of revenue in accordance with the Article 7 reporting standards adopted in 2025. Total revenue as previously presented in accordance with Article 5 was $1,200 million for the year ended December 31, 2024.

	December 31,
	2025	2024	Change

Insurance Operational Metrics
Policies in Force	1,684,935	1,506,451	178,484	11.8%
Policies in Force Retention	88.7%	89.0%	(0.3)%	N/M
Vehicles in Force	2,819,179	2,576,700	242,479	9.4%
HDC Paid Member Count	929,895	875,822	54,073	6.2%
Marketplace Operational Metrics
BAC Loan Portfolio Balance	$103,338	$56,972	$46,366	81.4%

N/M = Not meaningful

Non-GAAP Financial Measures

Adjusted EBITDA

We define EBITDA as consolidated Net income, excluding Interest expense and other, net, Income tax expense (benefit), and Depreciation and amortization. We define Adjusted EBITDA as EBITDA, further adjusted to (i) exclude net investment gains and losses; (ii) deduct interest expense related to the State Farm Term Loan; (iii) exclude net gains and losses related to our warrant liabilities prior to the Warrant Exchange; (iv) exclude share-based compensation expense; and when applicable, exclude (v) restructuring, impairment and related charges; (vi) gains, losses and impairments related to divestitures; and (vii) certain other unusual items.

How This Measures is Useful

When used in conjunction with GAAP financial measures, Adjusted EBITDA is a supplemental measure of operating performance that we believe is a useful measure to evaluate our performance period over period and relative to our competitors and peers. Management uses Adjusted EBITDA to evaluate our operating performance on a consistent basis, as it removes the impact of items not directly resulting from our core operations. We believe the presentation of Adjusted EBITDA provides securities analysts, investors, and other interested parties with a supplemental view of our operating performance that enhances their understanding of our business and our results operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

Limitations of the Usefulness of This Measure

Adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies. Presentation of Adjusted EBITDA is not intended to be considered in isolation or a substitute for, or superior to, the financial information prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA to Net income, the most directly comparable GAAP measure, is presented below.

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

	in thousands
Net income	$28,559	$8,440	$149,225	$78,303
Interest expense and other, net [1,2]	1,857	1,878	40,896	5,664
Income tax expense (benefit) [3]	11,141	5,461	(10,043)	15,379
Depreciation and amortization	9,790	9,147	37,524	38,905
EBITDA	51,347	24,926	217,602	138,251
Net investment gains	(913)	(412)	(3,064)	(2,223)
Interest expense related to State Farm Term Loan [4]	(515)	(515)	(2,060)	(2,060)
Loss related to warrant liabilities, net	—	—	—	8,544
Share-based compensation expense	4,281	4,339	18,908	17,357
Gain related to divestiture	—	—	—	(87)
Other unusual items [5]	2,444	344	5,405	1,880
Adjusted EBITDA	$56,644	$28,682	$236,791	$161,662

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" in the Consolidated Statements of Operations.
2    Principally includes interest expense and changes in the value of the TRA liability, which totaled $32 million during the year ended December 31, 2025, and $2 million during the year ended December 31, 2024.
3    Income tax expense (benefit) for the three and twelve months ended December 31, 2025 includes a $42 million benefit related to the release of a portion of the valuation allowance against our deferred tax assets.
4    Interest expense related to the State Farm Term Loan is charged against Adjusted EBITDA as it is directly attributable to the operations of Hagerty Re.
5    For the year ended December 31, 2025, other unusual items includes certain legal settlement expenses, professional fees associated with the THG Unit Exchange and related Secondary Offering, and certain material severance expenses. For the year ended December 31, 2024, other unusual items includes professional fees associated with the Warrant Exchange, as well as certain material severance expenses.

As a result of our transition to the Article 7 reporting standards, Net investment income is reported as a component of revenue and is no longer an adjustment in our reconciliation from Net income to Adjusted EBITDA. In addition, interest expense related to the State Farm Term Loan is now deducted from Adjusted EBITDA as it is directly attributable to Hagerty Re, which generates a significant portion of our net investment income. The following table presents a reconciliation of Adjusted EBITDA as presented in prior periods in accordance with Article 5, to the current presentation in accordance with Article 7:

	Three months ended December 31,	Year ended December 31,
	2024	2024

	in thousands
Prior presentation of Adjusted EBITDA	$19,868	$124,473
Net investment income	9,329	39,249
Interest expense related to State Farm Term Loan	(515)	(2,060)
Current presentation of Adjusted EBITDA	$28,682	$161,662

The following table reconciles Adjusted EBITDA for the year ended December 31, 2026 Outlook to the most directly comparable GAAP measure, which is Net income:

	2026 Low	2026 High

	in thousands
Net loss[1]	$(51,000)	$(41,000)
Interest expense and other, net[2]	5,000	5,000
Income tax expense	33,000	34,000
Depreciation and amortization	40,000	40,000
Share-based compensation expense	19,000	19,000
Markel Fronting Arrangement transition costs	190,000	190,000
Adjusted EBITDA	$236,000	$247,000

1    The projected Net Loss includes approximately $190 million of transitional, non-cash costs related to the Markel Fronting Arrangement representing deferred ceding commissions paid to Markel in 2025 for policies written prior to January 1, 2026, which will be fully amortized ratably over the remaining term of those policies throughout 2026. This amortization will decline from approximately $90 million in the first quarter of 2026 to approximately $10 million in the fourth quarter of 2026 as 2025 policies expire. Excluding these transitional costs, we expect 2026 to reflect underlying profitability improvement.
2    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" in the Consolidated Statements of Operations.

Adjusted Net Income and Adjusted Diluted EPS

Beginning with this Annual Report, Adjusted Net Income is presented as a non-GAAP financial measure, as we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, we revised and renamed our non-GAAP measure previously titled "Adjusted EPS" to "Adjusted Diluted EPS". The revised measure uses Adjusted Net Income as the numerator in the calculation and updated the most comparable GAAP measure from Basic EPS to Diluted EPS. We believe that the revised calculation better reflects the potential dilution from these securities and enhances comparability with industry peers.

Adjusted Net Income represents Net income attributable to Class A Common Stockholders, assuming the full exchange of all outstanding THG units and Series A Convertible Preferred Stock for shares of Class A Common Stock, adjusted to exclude (i) net investment gains and losses; (ii) changes in the fair value of warrant liabilities prior to the Warrant Exchange; (iii) changes in the TRA Liability; (iv) gains and losses related to divestitures; and (v) certain other unusual items, each of which we do not believe are directly related to our core operations and may not be indicative of our ongoing performance. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average shares of Class A Common Stock outstanding, assuming the full exchange of all outstanding THG units, Series A Convertible Preferred Stock, and unvested share-based compensation awards. Refer to Note 6 — Fair Value Measurements in Item 8 of Part II of this Annual Report for additional information regarding the Warrant Exchange.

How These Measures Are Useful

When used in conjunction with GAAP financial measures, Adjusted Net Income and Adjusted Diluted EPS are supplemental measures of operating performance that we believe are useful measures to evaluate our performance period over period and relative to our competitors and peers. Management uses Adjusted Net Income and Adjusted Diluted EPS to evaluate our operating performance on a consistent basis to make strategic and operational decisions. We believe these measures provide management and investors with useful information regarding trends in our business that may not otherwise be apparent when relying solely on GAAP measures. By assuming the full exchange of all outstanding THG units and Series A Convertible Preferred Stock, we believe these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income attributable to Class A Common Stockholders driven by increases in Hagerty, Inc.'s ownership in THG, which is unrelated to our operating performance, and excludes items that are unusual or may not be indicative of our ongoing performance.

Limitations of the Usefulness of These Measures

Adjusted Net Income and Adjusted Diluted EPS may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Adjusted Net Income and Adjusted Diluted EPS should not be considered alternatives to Net income attributable to Class A Common Stockholders and Diluted EPS, as determined under GAAP. While these measures are useful in evaluating our performance, they assume the full exchange of all outstanding THG units and Series A Convertible Preferred Stock for shares of Class A Common Stock, which has not occurred and may not occur. Further, the adjustments made to arrive at Adjusted Net Income exclude certain expenses and income that may recur in the future. Adjusted Net Income and Adjusted Diluted EPS should be evaluated in conjunction with our GAAP financial results. A reconciliation of Adjusted Net Income to Net income attributable to Class A Common Stockholders, the most directly comparable GAAP measure, and the computation of Adjusted Diluted EPS are presented below.

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

Numerator:	in thousands (except per share amounts)
Net income attributable to Class A Common Stockholders	$6,924	$1,230	$41,463	$9,590
Adjustments:
Accretion of Series A Convertible Preferred Stock	1,902	1,875	7,555	7,427
Net income attributable to non-controlling interest	19,733	5,335	100,207	61,286
Net investment gains	(913)	(412)	(3,064)	(2,223)
Loss related to warrant liabilities, net	—	—	—	8,544
Change in TRA Liability	(40)	280	32,235	1,602
Gain related to divestiture	—	—	—	(87)
Other unusual items [1]	2,444	344	5,405	1,880
Tax impact of above adjustments [2]	186	2,214	(51,224)	(11,815)
Adjusted Net Income	$30,236	$10,866	$132,577	$76,204

Denominator:
Weighted average shares of Class A Common Stock outstanding — Diluted	102,321	90,032	346,973	88,504
Adjustments:
Assumed exchange of non-controlling interest THG units for shares of Class A Common Stock	245,554	255,178	—	255,328
Assumed conversion of shares of Series A Convertible Preferred Stock into shares of Class A Common Stock	6,785	6,785	6,785	6,785
Assumed vesting of share-based compensation awards	6,445	8,101	7,062	7,162
Adjusted weighted average shares of Class A Common Stock outstanding — Diluted	361,105	360,096	360,820	357,779

Adjusted Diluted EPS	$0.08	$0.03	$0.37	$0.21

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024

	in thousands
Diluted earnings per share	$0.06	$0.01	$0.37	$0.10
Impact of assumed exchange, conversion, or vesting of remaining potentially dilutive securities [3]	0.02	0.01	0.05	0.12
Non-GAAP adjustments [4]	—	0.01	(0.05)	(0.01)
Adjusted Diluted EPS	$0.08	$0.03	$0.37	$0.21

1    For the year ended December 31, 2025, other unusual items includes certain legal settlement expenses, professional fees associated with the THG Unit Exchange and related Secondary Offering, and certain material severance expenses. For the year ended December 31, 2024, other unusual items includes professional fees associated with the Warrant Exchange, as well as certain material severance expenses.
2    Represents the tax effect of the aforementioned adjustments to reflect corporate income taxes at an estimated effective tax rate of 23.7% and 26.3% for 2025 and 2024, respectively, which considers the U.S. federal statutory rate of 21%, a combined state income tax rate of approximately 5% (net of federal benefits), and certain material permanent items.
3    Assumes the exchange of all outstanding THG units, Series A Convertible Preferred Stock, and unvested share-based compensation awards for shares of Class A Common Stock, resulting in the elimination of the non-controlling interest and recognition of the Net income attributable to non-controlling interest, as well as elimination of the accretion of Series A Convertible Preferred Stock.
4    Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation above for additional information.